Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

March 7, 2012
KEMPER CORPORATION ENTERS INTO $325 MILLION, FOUR-YEAR CREDIT FACILITY
CHICAGO--(BUSINESS WIRE)-- Kemper Corporation (NYSE: KMPR) announced today that it has entered into a new $325 million, four-year revolving credit facility that expires on March 7, 2016. The new facility replaces Kemper's $245 million facility that was set to expire October 30, 2012.
Proceeds under the agreement can be used for general corporate purposes.
J.P. Morgan Securities LLC and Wells Fargo Securities, LLC served as Joint Bookrunners and Joint Lead Arrangers.
About Kemper
Kemper is a diversified insurance holding company with subsidiaries that principally provide life, health, auto, homeowners, renters and other insurance products to the individual and small business markets. Kemper serves its customers through a network of independent agents, brokers and career agents, as well as directly to consumers via direct mail, web, employer-sponsored employee benefit programs and other affinity relationships.
Additional information about Kemper is available by visiting kemper.com.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com